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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 10, 2004




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



         Delaware                      1-6407                   75-0571592
(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
    of incorporation)                                        Identification No.)



       One PEI Center                                           18711
 Wilkes-Barre, Pennsylvania                                   (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On September 10, 2004, Southern Union Company ("Southern Union" or the "Company") announced that the U.S. Bankruptcy Court for the Southern District of New York (the "Court") issued a Final Sale Order approving the Purchase Agreement, as amended, between CCE Holdings, LLC ("CCE Holdings"), a joint venture of Southern Union and GE Commercial Finance Energy Financial Services, and Enron Corp. and its affiliates (collectively "Enron") to acquire 100% of the equity interests of CrossCountry Energy, LLC ("CrossCountry"). The total transaction is valued at $2.45 billion, including the assumption of certain consolidated debt. The acquisition is subject to satisfaction of certain approvals and other closing conditions and is expected to close no later than mid-December.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
 (c) Exhibits.

 Exhibit Number             Exhibit
 --------------             -------

      10.a Amendment No. 1 To Purchase Agreement by and among CCE Holdings, LLC, Enron Operations Services, LLC, Enron Transportation Services, LLC, EOC Preferred, L.L.C., and Enron Corp., dated September 1, 2004.

      10.b Order of the United States Bankruptcy Court for the Southern District of New York, dated September 10, 2004, authorizing and approving the Purchase Agreement, as amended, between CCE
               Holdings, LLC and Enron Corp. et al, and consummation of the transactions contemplated thereby.

      10.c Escrow Agreement as attached as Exhibit B to the Order of the United States Bankruptcy Court for the Southern District of New York dated September 10, 2004.

      99.a     Press Release issued by Southern Union dated September 10, 2004.

         This release and other reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union cautions that actual results and developments may differ materially from such projections or expectations.
         Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in Southern Union's service territories; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to Southern Union's gas distribution business; new legislation and government regulations and proceedings affecting or involving Southern Union; unanticipated environmental liabilities; ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures, including the risks that the business acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the business of Southern Union; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; Southern Union's, or any of its subsidiaries, debt securities ratings; the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.








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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                SOUTHERN UNION COMPANY
                                                ----------------------
                                                        (Registrant)



Date  September 14, 2004                    By /s/ DAVID J. KVAPIL
      -------------------                      ---------------------------------
                                               David J. Kvapil
                                               Executive Vice President and
                                               Chief Financial Officer











































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                                  EXHIBIT INDEX




Exhibit Number                      Description
--------------  ----------------------------------------------------------------



      10.a Amendment No. 1 To Purchase Agreement by and among CCE Holdings, LLC, Enron Operations Services, LLC, Enron Transportation Services, LLC, EOC Preferred, L.L.C., and Enron Corp., dated September 1, 2004.

      10.b Order of the United States Bankruptcy Court for the Southern District of New York, dated September 10, 2004, authorizing and approving the Purchase Agreement, as amended, between CCE
               Holdings, LLC and Enron Corp. et al, and consummation of the transactions contemplated thereby.

      10.c Escrow Agreement as attached as Exhibit B to the Order of the United States Bankruptcy Court for the Southern District of New York dated September 10, 2004.

      99.a     Press Release issued by Southern Union dated September 10, 2004.